Exhibit 99.(i)(iv)

March 15, 2017

Lord Abbett Securities Trust

90 Hudson Street

Jersey City, NJ 07302

Re: Lord Abbett Securities Trust (“Registrant”) Form N-1A; Post-Effective Amendment No. 85 to the Registration Statement under the Securities Act of 1933 and Amendment No. 85 to the Registration Statement under the Investment Company Act of 1940 (the “Registration Statement”)

Ladies and Gentlemen:

We provided an opinion to the Registrant dated February 23, 2017 (the “Opinion”), which the Registrant filed as an exhibit to its Registration Statement filed on February 27, 2017.

We hereby confirm our consent to the use of the Opinion as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. We also hereby confirm our consent to the use of our name in the prospectus included as part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.